As filed with the Securities and Exchange Commission on July 13, 2023.

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAGIMET BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-5991472
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Sagimet Biosciences Inc.

155 Bovet Road, Suite 303

San Mateo, California 94402

(650) 561-8600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Happel
President and Chief Executive Officer
155 Bovet Road, Suite 303
San Mateo, California 94402
(650) 561-8600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rachael Bushey Marianne Sarrazin Alicia Tschirhart Goodwin Procter LLP Three Embarcadero Center, 28th Floor San Francisco, California 94111 (415) 733-6000	Dennis Hom Chief Financial Officer 155 Bovet Road, Suite 303 San Mateo, California 94402 (650) 561-8600	John T. McKenna Natalie Y. Karam Denny Won Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ - 333-272901

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of Series A common stock offered by Sagimet Biosciences Inc. (the “Registrant”) by 718,750 shares, 93,750 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Series A common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333–272901), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, including all amendments and exhibits thereto (the “Prior Registration Statement”), which was declared effective by the Commission on July 13, 2023, are incorporated by reference into this Registration Statement.

The additional shares of Series A common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

107	Filing Fee Table

*	Previously included on the signature page to the Prior Registration Statement, originally filed with the Securities and Exchange Commission on June 23, 2023 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 13th day of July, 2023.

SAGIMET BIOSCIENCES INC.

By:	/s/ David Happel
Name:	David Happel
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their capacities and on the date indicated.

NAME	TITLE	DATE

/s/ David Happel	President, Chief Executive Officer and Director	July 13, 2023
David Happel	Principal Executive Officer

/s/ Dennis Hom	Chief Financial Officer	July 13, 2023
Dennis Hom	Principal Financial Officer and Principal Accounting Officer

*	Executive Chairman of the Board	July 13, 2023
George Kemble, Ph.D.

*	Director	July 13, 2023
Elizabeth Grammer, Esq.

*	Director	July 13, 2023
Merdad Parsey, M.D., Ph.D.

*	Director	July 13, 2023
Richard Rodgers

*	Director	July 13, 2023
Beth Seidenberg, M.D.

*	Director	July 13, 2023
Jinzi J. Wu, Ph.D.

*By:	/s/ David Happel
David Happel
Attorney-in-Fact